SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 6, 2000

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513)792-9292

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

LCA-Vision Inc. issued a press release announcing a share repurchase program of up to five million shares of the company's common stock.

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated June 6, 2000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: June 6, 2000	By: /s/ Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Exhibit 99.1

Contacts:	Alan H. Buckey, CFO	The Dilenschneider Group
	LCA-Vision Inc.	Joel Pomerantz (Media)
	(513) 792-9292	Ken DiPaola (IR)
(212) 922-0900

LCA-VISION ANNOUNCES SHARE REPURCHASE PROGRAM

CINCINNATI, June 6, 2000 -- LCA-Vision Inc. (NASDAQ NM: LCAV), a leading U.S. provider of laser vision correction services, today announced that its board of directors has authorized the repurchase of up to five million shares, or approximately 10 percent of the company's common stock, in the open market. The timing and amounts of any stock repurchase will depend on many factors, including the market price of the common stock and overall market conditions. The repurchase program is expected to continue through the end of 2000, unless extended by the board of directors.

Stephen N. Joffe, chairman and chief executive officer of LCA Vision, stated, "At current price levels, we believe our stock is undervalued. The repurchase of LCA-Vision common stock is in the best interests of our stockholders and will provide significant value over the long term. We remain confident in the underlying strengths of LCA-Vision and its growth opportunities."

For additional information, please visit our websites at www.lca-vision.com and www.lasikplus.com.

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This release contains forward-looking statements that are subject to risks and uncertainties including but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.